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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              CSK AUTO CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                  86-0765798
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification No.)

                             645 E. MISSOURI AVENUE
                               PHOENIX, AZ 85012
                                 (602)265-9200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive officers)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                      Name of each exchange
    to be so registered             on which each class is to be registered
    -------------------             ---------------------------------------

    COMMON STOCK,                            NEW YORK STOCK EXCHANGE
    PAR VALUE $0.01 PER SHARE

    If this form relates to the              If this form relates to the
    registration of a class of               registration of a class of
    securities pursuant to Section           securities pursuant to Section
    12(b) of the Exchange Act and            12(g) of the Exchange Act and is
    is effective pursuant to                 effective pursuant to General
    General Instruction A.(c),               Instruction A.(d), please check
    please check the following               the following box. [ ]
    box. [X]

Securities Act registration statement file number to which this form relates: 33-43211

Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                              -------------------
                                (Title of class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Registrant's Common Stock, par value $0.01, required by this Item is contained in the Registrant's registration statement on Form S-1 (Registration No. 333-43211) under the Securities Act of 1933, filed with the Securities and Exchange Commission on December 24, 1997, as amended (the "Registration Statement"). Such description, which appears in the prospectus contained in the Registration Statement under the caption "Description of Capital Stock -- Common Stock", is incorporated herein by reference.

ITEM 2.   EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT

     1*        Registration Statement.

     2* Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Delaware Secretary of State on October 30, 1996.

     3* Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Delaware Secretary of State on December 5, 1997.

     4* Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Delaware Secretary of State of December 19, 1997.

     5* Form of Amended and Restated Certificate of Incorporation of the Registrant, as proposed to be filed with the Delaware Secretary of State upon completion of the offering pursuant to the Registration Statement.

     6*        Bylaws of the Registrant, as adopted on October 29, 1997.

     7*        Form of Stock Certificate of the Common Stock of the Registrant.

     8* Stockholders' Agreement, dated October 30, 1996, by and among the Initial Investcorp Group (as defined herein) Cantrade Trust Company Limited in its capacity as trustee of The Carmel Trust, the Registrant and CSK Auto, Inc.

     9*        Form of Supplemental Signature Page to Stockholders' Agreement.



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*    Incorporated herein by reference to Registrant's Registration Statement.




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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CSK AUTO CORPORATION



Date:  March 4, 1998                By: /s/ Don W. Watson
                                        Don W. Watson
                                        Chief Financial Officer




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